EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements:
(1) Registration Statement (Form S-8 No. 333-42434) pertaining to the Amended 1995 Stock Option Plan of Teekay Corporation (“Teekay”),
(2) Registration Statement (Form S-8 No. 333-119564) pertaining to the Amended 1995 Stock Option Plan and the 2003 Equity Incentive Plan of Teekay,
(3) Registration Statement (Form F-3 No. 33-97746) and related Prospectus of Teekay for the registration of 2,000,000 shares of Teekay common stock under its Dividend Reinvestment Plan,
(4) Registration Statement (Form S-8 No. 333-147683) pertaining to the 2003 Equity Incentive Plan of Teekay,
(5) Registration Statement (Form S-8 No. 333-166523) pertaining to the 2003 Equity Incentive Plan of Teekay;
of our reports dated April 13, 2011, with respect to the consolidated financial statements of Teekay and the effectiveness of internal control over financial reporting of Teekay, included in this Annual Report (Form 20-F) of Teekay for the year ended December 31, 2010.

Vancouver, Canada, April 13, 2011	/s/ Ernst & Young LLP Chartered Accountants